S.I.S. MERCATOR FUND, INC.

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BYLAWS

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ARTICLE I

Section 1. Fiscal Year. The fiscal year of the Corporation shall begin and end on such dates as may be established by resolution of the Board of Directors.

Section 2. Registered Office. The registered office of the Corporation in Maryland shall be located at 32 South Street, Baltimore, Maryland 21202. The name of its Resident Agent is The Corporation Trust
Incorporated, whose address is the same as above.

Section 3. Other Offices. The Corporation shall also have a place of business in Wayne, Pennsylvania, and shall have the power to have such additional offices for the conduct of its business at such places as the Board of Directors may from time to time designate.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meeting. Annual Meetings, if held, shall be held in such place as the Board of Directors may by resolution establish. In the absence of any specific resolution, Annual Meetings of Stockholders shall be held at the Corporation's principal office in Wayne, Pennsylvania. Meetings of stockholders for any other purpose may be held at such place as shall be stated in the Notice of the Meeting, or in a duly executed Waiver of Notice thereof.

Section 2. Annual Meetings. The Corporation is not required to hold an Annual Meeting in any year in which the Corporation is not required to convene a meeting under the Investment Company Act of 1940 (the "Act").
If the Corporation is required by the Act to hold a meeting of stockholders to elect directors, the meeting shall be designated an Annual Meeting of Stockholders for that year and shall be held no later than 60 days after the occurrence of the event requiring the meeting; except if an Order is granted by the Securities and Exchange Cimmission exempting the Corporation from the operations of Section 16(a) of the Act or a no-action position of similar effect is obtained, in which event such meeting shall be held no later than 120 days after the occurrence of the event requiring the Meeting. Otherwise, Annual Meetings shall be held only if called by the Board of Directors of the Corporation and, if called, shall be held during the month of May on such date as fixed by the Board of Directors by resolution.

Section 3.  Special Meetings.  Special Meetings of the
Stockholders may be called at any time by the President, or by a majority of the Board of Directors, and shall be called by the President or Secretary upon written request of the holders of shares entitled to cast not less than ten per cent of all the votes entitled to be cast at such meeting.

Section 4. Notice. Not less than ten or more than ninety days before the date of every Annual or Special Stockholders Meeting, the Secretary shall give to each Stockholder entitled to vote at such meeting written notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called. Business transacted at any Special Meeting of Stockholders shall be limited to the purposes stated in the Notice.

Section 5. Record Date for Meetings. The Board of Directors may fix in advance a date not more than ninety days, nor less than ten days, prior to the date of any Annual or Special Meeting of the Stockholders as a record date for the determination of the Stockholders entitled to receive notice of the meeting, and to vote at any meeting and any adjournment thereof.
If an Annual Meeting is held to elect directors pursuant to the requirements of the Act, the Board shall fix the record date within the time required for holding such Annual Meeting as provided in Section 2 of this Article but not more than ninety nor less than ten days prior to such meeting. Only those stockholders who are stockholders of record on the date so fixed shall be entitled to receive notice of, and to vote, at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after ant such record date fixed as aforesaid.

Section 6. Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. If, however, a quorum shall not be present, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting, until a time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 7. Majority. Except as otherwise required by applicable law, a majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, provided that directors shall be elected by plurality vote.

Section 8. Proxies. A stockholder may vote in person or by proxy, but no proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

Section 9. Inspectors. At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten (10%) percent of the shares entitled to vote at such election shall, appoint an inspector of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed an inspector of election. The Chairman of the meeting may cause a vote by ballot to be taken upon the request of the holders of ten (10%) percent of the stock entitled to vote on such election or matter.

ARTICLE III

Directors

Section 1. General Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation, except such as are by statute, or the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the stockholders.

Section 2. Number and Term of Office. The number of Directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be fewer than three, nor more than fifteen. Each Director shall hold office until death, resignation, retirement or removal. Directors need not be stockholders.

Section 3. Election. Directors shall be elected by the Stockholders except that any vacancy in the Board of Directors may be filled by a majority vote of the entire Board of Directors if immediately after filling such vacancy at least two-thirds of the Board of Directors have been elected by the stockholders. In the event that at any time less than a majority of the Directors of the Corporation were elected by the stockholders, the Corporation shall cause possible, a meeting of stockholders to be held for the purpose of electing Directors, as provided in Article II Section 2 hereof.

Section 4. Place of Meeting. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

Section 5. Quorum. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors, except as otherwise provided by applicable law. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 7. Special Meetings. Special Meetings of the Board of Directors may be called by the President on one day's notice to each Director; Special Meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

Section 8. Informal Actions. Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if a written consent to such action is signed in one or more counterparts by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

Section 9. Committees. The Board of Directors may by resolution passed by a majority of the whole Board appoint from among its members an executive committee and other committees composed of two or more Directors, and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except as otherwise provided in section 2-411 of the Maryland General Corporation Law. In the absence of any member of such committe, the members thereof present at any meeting, whether or not they constitute a quorom, may appoint a member of the Board of Directorsto act in the place of such absent member.

Section 10. Action of Committees. The Committees shall report the same to the Board of Directors at the meeting next succeeding, and any action by the Committee shall be subject to revision and alteration by the Board of Directors.

Section 11. Compensation. Any Director, whether or not a salaried officer or employee of the Corporation, may be compensated for services as Director or as a member of a Committee of Directors, or as Chairman of the Board or Chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Directors may from time to time determine.

ARTICLE IV

Notices

Section 1. Form. Notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Notices to Directors shall be oral or by telephone or telegram or in writing delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors need not state the purpose of a Regular or Special Meeting.

Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of the stockholders, Directors or committee is required to be given under the provisions of Maryland law or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of Directors or committe in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE V
Officers

Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include: (1) a President who shall be the Chief Executive Officer of the Corporation; (2) a Secretary; and (3) a Treasurer. The Board of Directors may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2. Other Officers. The Board of Directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors from time to time may delegate to one or more officers or Agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

Section 3. Compensation. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 2 of this
Article V.

Section 4. Tenure. The officers of the Corporation shall serve at the pleasure of Board of Directors. Any officer may be removed by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

Section 5. President. The President shall be the chief executive officer of the Corporation; he shall see that all orders and resolutions of the Board are carried into effect. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 6. Vice-Presidents. The Vice-Presidents, in the order of their seniority, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 7. Secretary. The Secretary and/or an Assistant Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings thereof and shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of meetings of the Stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix and attest the same to any instrument requiring it. The Board of Directors may give general authority to any other officer to affix the seal of the Corportation and to attest the affixing by such Officer's signature.

Section 8. Assistant Secretaries. The Assistant Secretaries, in order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

Section 9. Treasurer. The Treasurer, unless another officer of the Corporation has been so designated, shall be the chief financial officer of the Corporation.

Section 10. Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may from time to time prescribe.

ARTICLE VI
Net Asset Value

Section 1.  Net Asset Value.	The net asset value per
share of each class of stock of the Corporation shall be determined by dividing the total current market value of the investments and other assets belonging to each class, less any liabilities attributable to such class, by the total outstanding shares of such class. Securities which are listed on a securities exchange for which market quotations are available shall be valued at the last quoted sale price of the day or, if there is no such reported sale, at the mean between the most recent quoted bid and asked prices. Price information on listed securities will be taken from the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available will be valued at the mean between the most recent quited bid and asked prices. The value of other assets and securities for which no quotations are readily available will be determined in good faith at fair market value using methods established by the Board of Directors.

The net asset value per share of each Portfolio shall be determined as of the close of the New York Stock Exchange on each day that the Exchange is open for business, except as otherwise described in the registration statement of the Corporation.

Section 2. Fair Value. If events which materially affect the value of the investments of the Portfolios of the Corporation occur subsequent to the close of the various foreign markets on which securities held by that Portfolio are traded, the investments affected thereby will be valued at fair value in good faith and in accordance with methods determined by the Board of Directors.

Section 3. Lending of Securities. Each Portfolio is authorized to lend its portfolio securities to brokers, dealers and other institutional borrowers, provided that a Portfolio shall not make any such loan if, when made, more than one-third of the then current market value of the Portfolio's assets would consist of lent securities.

ARTICLE VII
Stock

Section 1. Certificates. Each stockholder shall be entitled, upon written request, to a certificate or certificates for the class of shares and the full number of shares of such class owned by such stockholder. Each certificate shall be signed by the President or a Vice-President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

Section 2. Signature. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

Section 3. Recording and Transfer without Certificates. Notwithstanding the foregoing provisions of this Article, the Corporation shall have full power to participate in any program approved by the Board of Directors providing for the recording and transfer of ownership of shares of the Corporation's stock by electronic or other means without the issuance of certificates.

Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed, or upon other satisfactory evidence of such loss or destruction. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond with sufficient surety to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of Maryland.

Section 6. Transfer Agents and Registrars. The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only countersignature by such person shall be required.

Section 7. Stock Ledger. The Corporation shall maintain an original stock ledger containing the names and addresses of all stockholders and the number and class of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

Section 8. Transfers of Stock. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 9. Redemption. The shares of Common Stock of the Corporation shall be redeemable at the net asset value thereof, calculated as provided by the Board of Directors, and the proceeds of redemption shall be payable in cash or in other assets lawfully available therefore, or a combination thereof, as determined by the Board of Directors. The Board of Directors may, from time to time, place such restrictions on the right of redemption and the manner of effecting redemptions as, in their judgment, is necessary and desirable provided, however, that no such restriction may be imposed which is not permitted by the Investment Copmany Act of 1940, as amended. Subject to the foregoing, shares of the Corporation shall be redeemable by the holders thereof upon request.


ARTICLE VIII
General Provisions

Section 1. Dividends. With respect to "dividends" (including dividends designated as "short" or "long" term "capital gains" distributions to satisfy requirements of the Internal Revenue Code of 1986, as amended from time to time):

(a) Such dividends shall be automatically reinvested solely in additional shares (or fractions thereof) of the class of stock in respect of which such dividends were declared at the net asset value on the reinvestment date, provided that a stockholder may notify the Corporation in writing of an election to receive dividends in cash.

(b) The Board of Directors, in declaring any dividend, may fix a record date not earlier than the date of declaration or more than 90 days after the date of declaration, as of which the Stockholders entitled to receive such dividend shall be determined, notwithstanding any transfer or the repurchase or issue (or sale) of any shares occurring after such record date.

(c) Dividends on shares of stock, whether payable in stock or cash, shall be paid out of earnings, capital surplus or other lawfully available assets. All dividend payments, or distributions in the nature of a dividend payment, shall be accompanied by a written statement clearly indicating what portion of such payment per share is made from the following sources:

(i)Accumulated or undistributed net income, not including profits or losses from the sale of securities or other properties;

(ii)Accumulated or undistributed net profits from the sale of securities or other properties;

(iii)Paid-in capital.

(d)Anything in these By-Laws to the contrary notwithstanding, the Board of Directors may at any time declare and distribute pro rata among the stockholders of a record date fixed as above provided, a "stock dividend" out of either authorized but unissued shares of the Corporation.

Section 2. Rights in Securities. The Board of Directors, on behalf of the Corporation, shall have the authority to exercise all of the rights of the Corporation as owner of any securities which might be exercised by any individual owning such securities in his own right; including but not limited to, the rights to vote by proxy for any and all purposes, to consent to the reorganization, merger or consolidation of any company or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any company; and to exchange any of the shares of stock of any company for the shares of stock issued therefor upon any such reorganization, merger, consolidation, sale lease or mortgage.

Section 3. Reports. The Corporation shall furnish Stockholders with reports of its financial condition as required by Section 30(d) of the Act and the rules thereunder.

Section 4. Bonding of Officers and Employees. All Officers and Employees of the Corporation shall be bonded to such extent, and in such manner, as may be required by law.

Section 5. Seal. The Corporate seal shall have inscribed thereon the names of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or otherwise reproduced.

ARTICLE IX
Indemnification of
Officers and Directors

Section 1.With respect to the indemnification of the Officers and Directors of the Corporation:

(a) The Corporation shall indemnify each Officer and Director made party to a proceeding, by reason of service in such capacity, to the fullest extent, and in the manner provided, under section 2-418 of the Maryland General Corporation law: (i) unless it is proved that the person seeking indemnification did not meet the standard of conduct set forth in subsection (b)(1) of such section; and (ii) provided, that the Corporation shall not indemnify any Officer or Director for any liability to the Corporation or its security holders arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

(b) The provisions of clause (i) of paragraph (a) herein notwithstanding, the Corporation shall indemnify each Officer and Director against reasonable expenses incurred in connection with the successful defense of any proceeding to which such Officer or Director is a party by reason of service in such capacity.

(c) The Corporation, in the manner and to the extent provided by applicable law, shall advance to each Officer and Director who is made party to a proceeding by reason of service in such capacity the reasonable expenses incurred by such person in connection therewith.

ARTICLE X
Amendments

Section 1.These By-Laws may be altered or repealed at any Regular or Special Meeting of the Board of Directors, provided therein.